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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-79441, 333-90315 and 333-117880 and Form S-3 No. 333-108275) of Tuesday Morning Corporation and in the related Prospectuses of our reports dated August 27, 2007, with respect to the consolidated financial statements of Tuesday Morning Corporation and the effectiveness of internal control over financial reporting of Tuesday Morning Corporation, included in this Transition Report (Form 10-K/T) for the six months ended June 30, 2007.

/s/ ERNST & YOUNG LLP
Dallas, Texas

August 27, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM